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                                                                    EXHIBIT 23.5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 5, 1999, relating to the financial statements of RaiLink, Inc. as of December 31, 1998 and for the year then ended, which appear in RailAmerica, Inc.'s Current Report on Form 8-K/A dated October 5, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


Ft. Lauderdale, Florida
September 5, 2000